                                                                  Exhibit 10.49

                            THIRD AMENDMENT TO LEASE



        THIS THIRD AMENDMENT TO LEASE (the "Third Amendment") is made and entered into JANUARY 22, 1996 by and between RIGGS NATIONAL BANK OF WASHINGTON, D.C. As TRUSTEE OF THE MULTI-EMPLOYER PROPERTY TRUST, A TRUST FORMED UNDER 12 C.F.R. [Section]9.18 ("Landlord"), and TELCO SYSTEMS, INC., A DELAWARE CORPORATION ("Tenant").

                                    RECITALS:

        A. Landlord's predecessor-in-interest, Pactel Properties, a California Corporation, and Tenant entered into that certain Standard Triple Net Industrial Lease dated May 3, 1990 (the "Original Lease"), covering certain premises consisting of approximately 62,261 rentable square feet (the "Original Premises") located in Building 10 in the project commonly known as Northport Business Park ("Project") and more particularly known as 4305 Cushing Parkway, Fremont, California (the "Original Building").

        B. Landlord and Tenant entered into that certain First Amendment To Lease, dated March 31, 1995 (the "First Amendment"), covering certain Premises consisting of approximately 85,000 rentable square feet (the "Premises") located in a building to be constructed of approximately 115,000 rentable square feet (the "Building"), and more particularly described in the First Amendment.

        C. Landlord and Tenant entered into that certain Second Amendment to Lease, dated May 8, 1995 (the "Second Amendment"), expanding the rentable square feet to include the entire building, and more particularly described in the Second Amendment.

        D. Landlord and Tenant wish to agree on the rentable square feet in the building, adjust the rent, adjust the Tenant Improvement Allowance, modify the overage payment terms, and make other related changes as described below.

        NOW, THEREFORE, for good and adequate consideration, receipt of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease and agree as follows:

        1. DEFINED TERMS. All capitalized terms used in this Third Amendment shall have the meanings given in the Original Lease, unless otherwise defined in the First Amendment, the Second Amendment, or herein. For purposes of this Third Amendment, the term "Lease" shall be defined herein to include the Original Lease, the First Amendment, the Second Amendment and this Third Amendment.

        2. SCHEDULE A - BASIC LEASE INFORMATION. SCHEDULE A - BASIC LEASE INFORMATION, which is attached to the Second Amendment shall be modified as follows:

              a. Paragraph 1.4; 2.1 Premises shall be deleted and replaced with the following:

                    Premises shall be 118,348 rentable square feet.

              b. Paragraph 4.1 Base Monthly Rent shall be deleted and replaced with the following: Pursuant to the terms of
Paragraph 2.1 of Exhibit D. Initial Improvements Of Premises.

Tenant hereby exercises its option to have Landlord amortize an additional $3.00 per square foot over the Lease Term as additional Rent at an interest rate of 10%, annually. The Monthly Base Rent shall be increased by $4,653 per month throughout the Lease Term. and such increase (along with the increase due to the revised square footage noted above) is reflected in the following Monthly Base Rent schedule:

                            Month of Term     Monthly Base Rent
                            -------------     -----------------

                            1 through 36      $81,579.00
                            37 through 72     $90,810.00
                            73 through 108    $101,154.00
                            109 through 120   $112,728.00

           c. Paragraph 20 Security Deposit shall be deleted and replaced with:

                  Upon substantial completion of Landlord's Work, Tenant shall deposit with Landlord an amount such that the total Security Deposit shall increase to $108,075.00.

        3. EXHIBIT D. INITIAL IMPROVEMENTS OF PREMISES. The first sentence of Paragraph 2.1 of EXHIBIT D. INITIAL IMPROVEMENTS OF PREMISES, as amended by PARAGRAPH 4 of the Second Amendment, is hereby deleted and replaced with the following: Pursuant to this EXHIBIT D. INITIAL IMPROVEMENTS OF PREMISES and the terms of this Third Amendment, Tenant's hereby exercises its option to have Landlord amortize an additional $3.00 per square foot over the Lease Term as additional Rent at an interest rate of 10%, annually. Therefore, as its contribution to the cost of Landlord's Work, Landlord shall provide to Tenant a tenant improvement allowance of up to a maximum of $2,722,004 (based upon $23.00 per rentable square foot as specified in the Lease) ("Tenant Improvement Allowance").

        4. EXHIBIT D. INITIAL IMPROVEMENTS OF PREMISES. The last two sentences of Paragraph 2.1 of EXHIBIT D. INITIAL IMPROVEMENTS OF PREMISES shall be deleted and replaced with the following: Provided an acceptable financial security vehicle is agreed to between Landlord and Tenant, in the event the tenant improvement costs exceed the Tenant Improvement Allowance, Tenant shall have the option to either pay for the difference between the tenant improvement costs and the Tenant Improvement Allowance (the "Excess Cost") upon completion, or have Landlord amortize the Excess Cost (not to exceed a total of $6.00 per square foot) over the Lease Term as additional Rent at an interest rate of 10%, annually. All amounts over $29.00 per square foot shall be paid by Tenant as provided in section 7.1 of this Exhibit D.

        5. AUTHORITY. This Third Amendment has been duly authorized and executed on behalf of Tenant and Landlord and is valid, binding and enforceable on both parties in accordance with its terms.

        6. ORIGINAL LEASE. Except as amended hereby and in the First Amendment or the Second Amendment, the terms and conditions of the Original Lease shall remain in full force and effect in accordance with its terms.



LANDLORD:

RIGGS NATIONAL BANK OF WASHINGTON, D.C.
AS TRUSTEE OF THE MULTI-EMPLOYER PROPERTY TRUST,
A TRUST FORMED UNDER 12 C.F.R. [SECTION]9.18

By: /s/ Maria Fleming
    -----------------------------
    Maria Fleming
    ITS: Senior Trust Officer

TENANT:

TELCO SYSTEMS, INC.,
A DELAWARE CORPORATION


By: /s/ John C. Kempf
    -----------------------------------
    John C. Kempf
    Vice President - Controller
      Fremont Operations

TENANT:

TELCO SYSTEMS, INC.,
A DELAWARE CORPORATION


By: /s/ John C. Kempf
    -----------------------------------
    John C. Kempf
    Vice President - Controller
      Fremont Operations






                                       2